Exhibit 99.1

CONTACTS:
FOR IMMEDIATE RELEASE:	ArthroCare Corp.
Misty Romines
512-391-3902

ARTHROCARE REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

Austin, Texas — February 13, 2012 — ArthroCare Corp. (NASDAQ: ARTC), a leader in developing state-of-the-art, minimally invasive surgical products, announced its financial results for the fourth quarter and year ended December 31, 2012.

FOURTH QUARTER 2012 SUMMARY

•                  Total revenue of $96.9 million.

•                  Income from operations of $15.1 million, or operating margin of 15.6 percent.

•                  Net income applicable to common stockholders of $10.3 million, or $0.30 per diluted share.

FULL YEAR 2012 SUMMARY

•                  Total revenue of $368.5 million.

•                  Income from operations of $64.1 million, or operating margin of 17.4 percent.

•                  Net income applicable to common stockholders of $42.8 million, or $1.25 per diluted share.

REVENUE — FOURTH QUARTER

Total revenue for the fourth quarter of 2012 was $96.9 million, compared to $92.4 million for the fourth quarter of 2011, an increase of 4.9 percent.

Product sales for the fourth quarter of 2012 were $92.2 million compared to $88.5 million in the fourth quarter of 2011, an increase of 4.3 percent.  Product sales increased 4.5 percent in constant currency over the same quarter of the prior year.

Worldwide sales of Sports Medicine products increased $1.2 million or 1.9 percent in the fourth quarter of 2012 when compared to the fourth quarter of 2011.  In constant currency, Sports Medicine product sales increased 2.1 percent.  In the fourth quarter of 2012 proprietary Sports Medicine product sales in the Americas increased $1.5 million, or 4.5 percent and International Sports Medicine product sales increased $1.9 million, or 9.5 percent as compared to the fourth quarter of 2011.  Contract manufactured product sales decreased $2.2 million, or 28.0 percent in the fourth quarter.

Worldwide ENT product sales increased $2.5 million, or 10.6 percent in the fourth quarter of 2012 compared to the fourth quarter of 2011.  Americas ENT product sales increased $0.8 million or 4.3 percent and International ENT product sales increased $1.7 million or 37.1 percent as a result of increased product sales in Asia Pacific markets, most notably in Australia and China in the fourth quarter.

Across all product areas International product sales increased $3.8 million, or 14.0 percent in the fourth quarter of 2012 as compared to the same quarter of 2011.  Had the same foreign currency rates been in effect in the fourth quarter of 2012 as were in effect in the fourth quarter in 2011, the U.S. dollar reported value of product sales would have been higher by $0.2 million for the current quarter.

REVENUE — FULL YEAR

Total revenue from continuing operations in 2012 was $368.5 million, compared to $354.9 million for 2011.

Worldwide Sports Medicine product sales increased $7.4 million or 3.3 percent in 2012 compared to 2011 and increased 4.5 percent in constant currency.   Sports Medicine product sales in the Americas increased $6.2 million in 2012 compared to 2011 as proprietary product sales increased $5.9 million or 4.6 percent in 2012.  International Sports Medicine product sales increased $1.3 million or 1.6 percent in 2012 compared to 2011.  Contract manufactured product sales increased $0.3 million, or 1.4 percent in 2012.

Worldwide ENT product sales increased $5.5 million or 5.5 percent in 2012 compared to 2011 and increased 6.0 percent in constant currency.  ENT product sales in the Americas increased $1.1 million or 1.3 percent and International ENT product sales increased $4.4 million or 23.9 percent in 2012 compared to 2011.

Worldwide other product sales decreased $0.6 million in 2012 when compared to 2011 and represented less than 3 percent of total product sales in 2012.

Management believes percentage sales growth in constant currency is an important metric for evaluating our operations because the impact of changing foreign currency exchange rates may not provide an accurate baseline for analyzing trends in our business.  Percentage sales growth in constant currency is calculated by translating current year sales at prior year average foreign currency exchange rates. Constant currency is a non-GAAP measure and it should not be considered as a substitute for measures prepared in accordance with GAAP.

INCOME FROM OPERATIONS — FOURTH QUARTER

Income from operations for the fourth quarter of 2012 was $15.1 million compared to a loss from operations of $51.4 million for the same period in 2011.  The loss from operations for the fourth quarter of 2011 included a charge of $74.0 million for the settlement of securities class actions pending against the Company.

Gross product margin as a percentage of product sales was 69.9 percent for the fourth quarter of 2012 compared to 69.3 percent for the fourth quarter of 2011.

Total operating expenses were $54.1 million in the fourth quarter of 2012 compared to $116.7 million in the fourth quarter of 2011 as the fourth quarter of 2011 included a charge of $74.0 million for the settlement of securities class actions pending against the Company.  The Company also incurred Exit costs of $3.0 million in the fourth quarter of 2011 in connection with the closure and relocation of its Sunnyvale, California operations that did not recur in 2012.  Sales and marketing expenses increased $2.4 million, to 30.9 percent of total revenues this quarter compared to 29.8 percent for the same quarter of 2011.

INCOME FROM OPERATIONS — FULL YEAR

For the full year of 2012, income from operations was $64.1 million compared to a loss from operations in 2011 of $15.5 million.  The 2011 loss from operations included $80.8 million for investigation and restatement expenses, mostly the result of the charge of $74.0 million for the settlement of the securities class actions pending against the Company in the fourth quarter of 2011.

Gross product margin as a percentage of product sales for the full year of 2012 was 69.2 percent compared to 69.5 percent in 2011.

Under the short-term incentive plan for 2012 approved by the Board of Directors, Adjusted Operating Margin is a key metric for purposes of evaluating business performance.  Adjusted Operating Margin is Operating Margin adjusted for investigation and restatement related costs.  Investigation and restatement related costs were 2.9 percent and 22.8 percent of total revenue for 2012 and 2011, respectively, and Adjusted Operating Margin was 20.3 percent and 18.4 percent, respectively, for these years. Adjusted Operating Margin is a non-GAAP measure of profitability and it should not be considered as a substitute for measures prepared in accordance with GAAP.

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS

Net income applicable to common stockholders was $10.3 million or $0.30 per diluted share in the fourth quarter of 2012, compared to net loss attributable to common stockholders of $29.3 million, or a loss of $1.06 per share in the fourth quarter of 2011.

For the year ended December 31, 2012, net income applicable to common stockholders was $42.8 million, or $1.25 per diluted share, compared to net loss attributable to common stockholders of $4.3 million, or a loss of $0.16 per share for the year ended December 31, 2011.

BALANCE SHEET AND CASH FLOWS

Cash and cash equivalents was $218.8 million as of December 31, 2012 compared to $219.6 million at December 31, 2011. In the first quarter of 2012, the Company paid $74 million as required under the proposed settlement of the private securities class actions.  Excluding this payment, cash and cash equivalents increased $73.2 million during the year ended December 31, 2012.  Cash provided by operating activities for year ended December 31, 2012 was $6.3 million compared to cash provided by operating activities of $84.6 million for the year ended December 31, 2011.  Adjusting for the funding of the $74 million settlement of the private securities class actions, cash provided by operating activities in 2012 was $80.3 million.

CONFERENCE CALL

ArthroCare will hold a conference call with the financial community to present these results at 8:30 a.m. ET/5:30 a.m. PT on Thursday, February 14, 2013. To participate in the live conference call dial 800-763-5654.  A live and on-demand webcast of the call will be available on ArthroCare’s Web site at www.arthrocare.com.  A telephonic replay of the conference call can be accessed by dialing 800-633-8284and entering pass code number 21648357.  The replay will remain available through February 28, 2013.

ABOUT ARTHROCARE

ArthroCare develops and manufactures surgical devices, instruments, and implants that strive to enhance surgical techniques as well as improve patient outcomes.  Its devices improve many existing surgical procedures and enable new minimally invasive procedures.  Many of ArthroCare’s devices use its internationally patented Coblation® technology. This technology precisely dissolves target tissue and limits damage to surrounding healthy tissue. ArthroCare also develops surgical devices utilizing other patented technology including its OPUS® line of fixation products as well as re-usable surgical instruments.  ArthroCare is leveraging these technologies in order to offer a comprehensive line of surgical devices to capitalize on a multi-billion dollar market opportunity across several surgical specialties, including its two core product areas consisting of Sports Medicine and Ear, Nose, and Throat as well as other areas such as spine, wound care, urology and gynecology.

FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the resolution of litigation pending against the Company; the impact upon the Company’s operations of legal compliance matters which may require improvement and remediation; the ability of the Company to control expenses relating to legal or compliance matters; the Company’s ability to remain current in its periodic reporting requirements under the Exchange Act and to file required reports with the Securities and Exchange Commission on a timely basis; the results of the investigation being conducted by the United States Department of Justice; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; the results of the civil investigation by the Department of Justice related to the Civil Investigative Demand we received arising under the False Claims Act; the possibility that the Department of Justice could institute civil proceedings against us, based on the results of the investigation related to the Civil Investigative Demand; the risk that we could be subject to qui tam suits involving the False Claims Act; the possibility that the Department of Justice could institute a criminal enforcement action against us based on the results of the civil investigation related to the Civil Investigative Demand;  the resolution of any litigation related to the civil investigation; the ability of the Company to attract and retain qualified senior management and to prepare and implement appropriate succession planning for its Chief Executive Officer; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

Financial Tables Appended

ARTHROCARE CORPORATION

Condensed Consolidated Balance Sheets - Unaudited

(in thousands, except par value data)

	December 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$218,787	$219,605
Accounts receivable, net of allowances of $1,565 and $2,251 at 2012 and 2011, respectively	48,881	51,350
Inventories, net	48,417	35,761
Deferred tax assets	20,090	40,622
Prepaid expenses and other current assets	6,022	5,532
Total current assets	342,197	352,870

Property and equipment, net	30,461	35,769
Intangible assets, net	1,859	5,457
Goodwill	119,893	119,159
Deferred tax assets	23,206	18,159
Other assets	2,171	1,587
Total assets	$519,787	$533,001

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,189	$15,258
Accrued liabilities	41,674	112,586
Deferred tax liabilities	33	—
Deferred revenue	285	742
Income tax payable	286	1,542
Total current liabilities	54,467	130,128

Deferred tax liabilities	354	29
Other non-current liabilities	20,200	18,922
Total liabilities	75,021	149,079

Commitments and contingencies (Notes 9 and 10)

Series A 3% Redeemable Convertible Preferred Stock, par value $0.001; Authorized: 100 shares; Issued and outstanding: 75 shares at December 31, 2012 and December 31, 2011; Redemption value: $87,089	80,759	77,184

Stockholders’ equity:
Preferred stock, par value $0.001; Authorized: 4,900 shares; Issued and outstanding: none	—	—
Common stock, par value $0.001; Authorized: 75,000 shares; Issued: 31,949 and 31,523; Outstanding: 27,977 and 27,562 shares at December 31, 2012 and 2011, respectively	28	28
Treasury stock: 3,942 and 3,968 shares at December 31, 2012 and 2011, respectively	(106,425)	(107,126)
Additional paid-in capital	413,660	400,580
Accumulated other comprehensive income	5,300	4,615
Retained earnings	51,444	8,641
Total stockholders’ equity	364,007	306,738
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$519,787	$533,001

ARTHROCARE CORPORATION

Condensed Consolidated Statements of Comprehensive Income - Unaudited

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues:
Product sales	$92,223	$88,455	$350,671	$338,319
Royalties, fees and other	4,713	3,957	17,783	16,566
Total revenues	96,936	92,412	368,454	354,885

Cost of product sales	27,741	27,144	107,951	103,314

Gross profit	69,195	65,268	260,503	251,571
Operating expenses:
Research and development	8,469	7,472	32,146	28,932
Sales and marketing	29,910	27,497	116,127	108,621
General and administrative	8,379	8,697	33,212	35,069
Amortization of intangible assets	857	1,319	4,857	5,291
Exit costs	—	2,996	(778)	8,300
Investigation and restatement-related costs	6,442	68,680	10,805	80,825
Total operating expenses	54,057	116,661	196,369	267,038

Income (loss) from operations	15,138	(51,393)	64,134	(15,467)
Interest and other income (expense), net	151	(670)	(427)	(1,331)

Income (loss) from continuing operations before income taxes	15,289	(52,063)	63,707	(16,798)

Income tax provision (benefit)	4,118	(23,662)	17,329	(13,985)

Net income (loss) from continuing operations	11,171	(28,401)	46,378	(2,813)

Income from discontinued operations, net of taxes	—	—	—	1,911

Net income (loss)	11,171	(28,401)	46,378	(902)

Accrued dividend and accretion charges on Series A 3% Redeemable Convertible Preferred Stock	(909)	(870)	(3,575)	(3,416)

Net income (loss) available to common stockholders	10,262	(29,271)	42,803	(4,318)

Other comprehensive income (loss)
Foreign currency translation adjustments	120	(1,416)	685	369

Total comprehensive income	$11,291	$(29,817)	$47,063	$(533)

Weighted average shares outstanding:
Basic	27,912	27,525	27,752	27,382
Diluted	28,341	27,525	28,454	27,382

Earnings (loss) per share from continuing operations applicable to common stockholders:
Basic	$0.30	$(1.06)	$1.28	$(0.23)
Diluted	$0.30	$(1.06)	$1.25	$(0.23)

Earnings (loss) per share applicable to common stockholders:
Basic	$0.30	$(1.06)	$1.28	$(0.16)
Diluted	$0.30	$(1.06)	$1.25	$(0.16)

ARTHROCARE CORPORATION

Supplemental Schedule of Product Sales - Unaudited

(in thousands)

	Three Months Ended				Three Months Ended
	December 31, 2012				December 31, 2011
	Americas	International	Total Product Sales	% Net Product Sales	Americas	International	Total Product Sales	% Net Product Sales

Sports medicine	$41,298	$22,274	$63,572	68.9%	$42,030	$20,350	$62,380	70.5%
ENT	19,895	6,205	26,100	28.3%	19,077	4,526	23,603	26.7%
Other	508	2,043	2,551	2.8%	583	1,889	2,472	2.8%
Total product sales	$61,701	$30,522	$92,223	100.0%	$61,690	$26,765	$88,455	100.0%

	Year Ended				Year Ended
	December 31, 2012				December 31, 2011
	Americas	International	Total Product Sales	% Net Product Sales	Americas	International	Total Product Sales	% Net Product Sales

Sports medicine	$155,164	$80,631	$235,795	67.3%	$149,010	$79,337	$228,347	67.5%
ENT	82,880	22,835	105,715	30.1%	81,810	18,429	100,239	29.6%
Other	1,831	7,330	9,161	2.6%	2,785	6,948	9,733	2.9%
Total product sales	$239,875	$110,796	$350,671	100.0%	$233,605	$104,714	$338,319	100.0%

ARTHROCARE CORPORATION

Reconciliation of Income from Operations to Adjusted Income from Operations - Unaudited

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2012	2011	2012	2011

Income from operations	$15,138	$(51,393)	$64,134	$(15,467)
Investigation and restatement-related costs	6,442	68,680	10,805	80,825
Non-GAAP adjusted income from operations	21,580	17,287	74,939	65,358

Total revenues	$96,936	$92,412	$368,454	$354,885

Non-GAAP Adjusted Operating Margin	22.3%	18.7%	20.3%	18.4%